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                                                                  EXHIBIT 10.2

            FIFTH AMENDMENT TO EXCLUSIVE LEASE REFERRAL AGREEMENT

         This Fifth Amendment ("Amendment") is made effective January 9, 1997 by and between Mitcham Industries, Inc., a Texas corporation ("Mitcham") and Input/Output, Inc., a Delaware corporation ("I/O"), modifying by written agreement certain of the provisions of that certain Exclusive Lease Referral Agreement between Mitcham and I/O dated February 22, 1994 (the "Agreement").

                                 WITNESSETH:

         For good and valuable consideration, the receipt and sufficiency of which are acknowledged, Mitcham and I/O agree as follows:

         1.    The Agreement is amended by deleting the paragraph (c), (d) and
(e) in Section 21(c) of the Agreement and by adding the following paragraphs in
Section 21(c) of the Agreement:

               (c) The insolvency of Mitcham; or if Mitcham is adjudicated bankrupt or insolvent; of the filing of a voluntary or reorganization petition by Mitcham; or the failure of Mitcham to vacate an involuntary bankruptcy or a reorganization petition filed against Mitcham within 15 days of the date of such filing; or if Billy F. Mitcham, Jr. no longer (i) owns at least 250,000 shares of common stock, par value $0.01 per share, of Mitcham, or (ii) is the President of Mitcham;

               (d) Any transfer of this Agreement by merger, consolidation or liquidation;

               (e) Default by Mitcham in the payment of any obligations to I/O, having been advised that payment is due; or

               (f) Assignment; or attempt to assign, by Mitcham of the rights under this Agreement.

         2.    This Amendment makes no other changes to the Agreement.

         3. The Agreement is ratified and confirmed as in full and effect in accordance with the terms and provisions, as amened by this Agreement.

Executive effective as provided above.

Mitcham Industries, Inc.                     Input/Output, Inc.


By: /s/ BILLY F. MITCHAM, JR.                By: /s/ Gary D. Owens
    ---------------------------                  ------------------------
    Billy F. Mitcham, Jr.,                       Gary D. Owens,
    President                                    President